Exhibit 10.51

EXCHANGE AGREEMENT

THIS AGREEMENT, dated the Effective Date below is entered MICROCAP EQUITY GROUP, LLC, a Florida limited liability company (“Microcap”) and the undersigned trading company ("Company").

WITNESSETH:

WHEREAS, Microcap holds a certain securities debt instrument(s) of the Company, in the original principal amount below, which was issued to an original security holder, creditor of the Company, on May 4, 2016 as described on the signature page hereto and/or EXHIBIT A hereto (the “ Debt”); and

WHEREAS, Microcap is willing to exchange the Debt for a convertible debenture of the Company in the form attached hereto (the “Debenture”) in order to reflect the conversion right which would otherwise be afforded the original holder which is now being reflected in the Debenture

NOW, THEREFORE, in consideration for the foregoing, the parties hereto agree as follows:

1.	Microcap and the Company hereby agree to exchange the debt instruments for the Debenture. Thus, concurrently with the execution of this Agreement, Microcap surrenders hereby its interest in the Debt strictly for the conversion and related rights and Microcap will endeavor to use best efforts to deliver to the Company any promissory notes, commercial paper, or other evidences of the Debt and the Company shall execute and deliver to Microcap an original, executed Debenture to reflect the conversion rights.

2.	Microcap represents and warrants to, and covenants and agrees with, the Company as follows:

a.	Microcap believes it is not an affiliate, now or by way of the Debenture, and relies upon the Company knowledge of the members of the Board, officers and shareholdings in such regard.

b.	Microcap is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act of 1933, as amended, the "Act" by reason of Rule 501 and (ii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents

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3.	This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida without reference to conflict of laws principles A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement, and the Debenture attached hereto, contains the entire agreement of the parties with respect to the subject matter hereto, superseding all prior agreements, understandings or discussions except for the statements made by the Company in joining the Assignment and Assumption Agreement of on or about this date relating to the Debt.

The Company and Microcap have caused this Agreement to be executed by their duly authorized representatives on the date as first written above.

Effective Date: May 4, 2016

Name of Original Debt Holder: Syndication Capital LLC

Amount of Debt being Exchanged (Principal + Interest): $22,177.32

Amount of Debenture: $22,177.32

Name of Trading Company: Simlatus Corporation

State of Incorporation of Trading Company: Nevada

Company: Simlatus Corporation

By: /s/ Gary B. Tilden

Name:

Title:

MICROCAP EQUITY GROUP, LLC

By:____________________

Name: Ibrahim Almagarby

Title: Manager

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